Exhibit 32.1

CERTIFICATION

PURSUANT TO 18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

(SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002)

In connection with the Quarterly Report of Sovos Brands, Inc. (the “Company”) on Form 10-Q for the fiscal period ended September 25, 2021 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned officers of the Company hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to such officer’s knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

This certificate is being furnished solely for the purposes of 18 U.S.C. § 1350 and is not being filed as part of the Report or as a separate disclosure document.

Date: November 9, 2021	By:	/s/ Todd R. Lachman
	Name:	Todd R. Lachman
	Title:	Chief Executive Officer, President and Director
(Principal Executive Officer)

Date: November 9, 2021	By:	/s/ Christopher W. Hall
	Name:	Christopher W. Hall
	Title:	Chief Financial Officer
(Principal Financial Officer)